UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

IEH Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

IEH CORPORATION

Supplement to Proxy Statement

for the Annual Meeting of Shareholders

to be held on November 17, 2015

On or about October 16, 2015, IEH Corporation (the “Company”) furnished or otherwise made available to shareholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern Standard Time, on Tuesday, November 17, 2015 at the Company’s corporate offices at 140 58th Street, Building B, Suite 8E, Brooklyn, New York 11220. This supplement (this “Supplement”) revises the Proxy Statement and should be read in conjunction with it. This Supplement is being furnished to or otherwise made available to shareholders on or about October 27, 2015. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

Correction of the Record Date

In the Proxy Statement, the Record Date fixed for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof, was incorrectly stated to be Friday, September 25, 2015. The correct Record Date is Thursday, September 24, 2015. All shareholders of record as of the close of business on September 24, 2015 were correctly furnished the Proxy Statement.

Voting of Proxies

If you have already voted your shares and do not wish to change your vote, no further action is necessary. You do not need to submit a new proxy unless you wish to change your vote. All validly executed proxy cards or votes cast via telephone or the Internet at any time (either prior to or after the date hereof) indicating a vote for, withhold all or withhold for some directors will deemed to constitute a valid vote for, withhold all or withhold for some directors.

If you have already voted your shares and you wish to change your vote on any matter, you may revoke your proxy before it is voted at the Annual Meeting by delivering written notice to the Company’s Corporate Secretary, Robert Knoth, at the Company’s principal executive offices, and either by (i) executing and delivering another proxy dated as of a later date, or (ii) voting in person at the Annual Meeting. If your shares are held in a bank or brokerage account in the United States, or if you are registered directly with the Company as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the Proxy Statement for additional information and instructions.

All shareholders who have not yet voted or wish to change their votes are urged to return the previously provided proxy card or otherwise vote their shares in the manner described above as soon as possible.

We thank you on behalf of the Board of Directors.

By Order of the Board of Directors
ROBERT KNOTH
Robert Knoth
Chief Financial Officer and
Corporate Secretary

Brooklyn, NY

October 27, 2015

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on November 17, 2015

The Proxy Statement and this Supplement are available on the Company’s website or at

http://www.investorvote.com/IEHC